EXHIBIT 32.1

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63
OF TITLE 18 OF THE UNITED STATES CODE

     In connection with the Annual Report of Alternative Asset Management Acquisition Corp. (the “Company”) on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission (the “Report”), I, Mark D. Klein, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Mark D. Klein
Mark D. Klein
Principal Executive Officer
March 31, 2008

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Alternative Asset Management Acquisition Corp. and will be retained by Alternative Asset Management Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.